EXHIBIT 11
                 Statement re: Computation of Per Share Earnings

                                                                   Six Months      Six Months       Three Months    Three Months
                                                                        Ended           Ended              Ended           Ended
                                                                     June 30,        June 30,           June 30,        June 30,

                                                                         1999            1998               1999            1998
Basic Net Income (Loss) per Common Share:

     Numerator:
          Net income (loss) for the period                  $      1,774,105        (271,220)         2,119,723          117,966
          Series A preferred stock dividends                        (150,000)       (150,000)           (75,000)         (75,000)
                                                            ----------------    ------------       ------------    -------------
          Net income (loss) attributable to
               common shares                                $      1,624,105        (421,220)         2,044,723           42,966
                                                            ================    ============       ============    =============

     Denominator:
          Actual common shares outstanding:
               Beginning of period                                 1,943,935       1,897,780          1,963,935        1,897,780
               End of period                                       1,969,935       1,951,427          1,969,935        1,951,427
               Weighted average for the period
                (Based on the actual days which
                   the  incremental shares, if any,
                   were outstanding)                               1,955,027       1,906,033          1,965,451        1,914,287
                                                            ================    ============       ============    =============

     Basic net income (loss) per common share               $           0.83           (0.22)              1.04             0.02
                                                            ================    ============       ============    =============


Diluted Net Income (Loss) per Common Share:

     Numerator:
          Net income (loss) attributable to
               common shares                                $      1,624,105        (421,220)         2,044,723           42,966
          Impact of assumed conversions:
               Series A preferred stock dividends                    150,000               -             75,000                -
               Convertible debenture interest, net of tax            124,000               -             62,000                -
                                                            ----------------    ------------       ------------    -------------

                                                            $      1,898,105        (421,220)         2,181,723           42,966
                                                            ================    ============       ============    =============

     Denominator:
          Weighted average common shares outstanding               1,955,027       1,906,033          1,965,451        1,914,287
          Impact of assumed conversions:
               Common share equivalents resulting
                   from in-the-money stock options                    26,608          29,308             32,023           58,616
               Series A preferred stock                              594,859               -            558,140                -
               Convertible debentures                                555,555               -            555,555                -
                                                            ----------------    ------------       ------------    -------------

                                                                   3,132,049       1,935,341          3,111,169        1,972,903
                                                            ================    ============       ============    =============

     Diluted net income (loss) per common share             $           0.61           (0.22)              0.70             0.02
                                                            ================    ============       ============    =============



     Note: The assumed conversion of the convertible debentures and the Series A preferred stock were excluded from the 1998 computations of diluted net income (loss) per common share because the effect would be antidilutive for the periods presented.